certification

Jeffrey Hays, President, and Keith Hays, Treasurer of Hays Series Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended July 31, 2017 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and the Registrant.

President/Principal Executive Officer	Treasurer/Principal Financial Officer
Hays Series Trust	Hays Series Trust

/s/ Jeffrey Hays	/s/ Keith Hays
Jeffrey Hays	Keith Hays
Date: 10/4/17	Date: 10/4/17

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Hays Series Trust and will be retained by the Hays Series Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.